Bridge Loan Agreement

Between

Miralco Holding AG, Hofackerstrasse 3a, CH-4132 Muttenz (Lender)

And

Qnective AG, Thurgauerstrasse 54, 8050 Zürich (Borrower)

Whereas,

The Borrower is a corporation duly organized and validly existing under the laws of Switzerland with business activities in the field of Telecommunications;

The Lender is an investment corporation duly organized and validly existing under the laws of Switzerland;

The Borrower has requested a bridge loan in an amount of $2’000’000.00 for working capital and general corporate purposes until such time as it can complete an overall debt or equity financing with the lender, and the Lender is willing to grant the requested bridge loan on and subject to the terms and conditions hereof.

Accordingly, the parties agree as follows:

1.	The Lender grants to the Borrower the amount of $2’000’000.00 as a bridge loan for working capital and general corporate purposes.

2.	The amount shall be transferred to a bank account designated by the Borrower immediately after the execution of this agreement.

3.
The loan is granted at a fixed interest rate of 4% (four percent) p.a. over the whole term of the loan. The parties agree upon quarterly interest periods ending for the first time per September 30, 2009.

4.
The term of the loan is 12 months after the execution of this agreement or until the conclusion of the overall debt or equity financing mentioned above, whichever happens first. Thereafter the loan is repayable in one installment. The parties reserve to agree at that time upon the conversion of the present bridge loan agreement into an equity financing agreement at conditions yet to be defined.

5.	This Agreement may be modified or amended only by a writing signed by the parties.

6.
Should any term or provision hereof be deemed invalid, void or unenforceable either in its entirety or in part, the remainder of this Agreement shall nonetheless remain in full force and effect.  The invalid, void or unenforceable term or provision shall be replaced by a term or provision which comes as close as possible to the original intentions of the Parties regarding this agreement.

7.	This Agreement shall be governed by and construed in accordance with the laws of Switzerland, subject to the jurisdiction of the courts of Zurich.

8.	In case of any contradiction between the German and the English language version of this agreement, the German version shall prevail.

Muttenz and Zurich, dated June 19, 2009

Miralco AG		Qnective AG

By:	/s/ Dorothea Kunz Bürgin	By:	/s/ Oswald Ortiz
	Dorothea Kunz-Bürgin		Oswald Ortiz